FOR IMMEDIATE RELEASE

Contacts:

Gary Fischer

Chief Financial Officer

(510) 438-4700

Leslie Green

Green Communications Consulting, LLC

(650) 312-9060

AXT, Inc. Announces Third Quarter 2015 Financial Results

FREMONT, Calif., October 29, 2015 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today reported financial results for the third quarter ended September 30, 2015.

Third Quarter 2015 Results

Revenue for the third quarter of 2015 was $18.4 million compared with $21.0 million in the second quarter of 2015.

Gross margin was 25.1 percent of revenue for the third quarter of 2015, compared with 20.9 percent of revenue in the second quarter of 2015.

Operating expenses were $5.3 million in the third quarter of 2015, compared with $5.2 million in the second quarter of 2015.

Operating loss for the third quarter of 2015 was $0.7 million compared with $0.8 million in the second quarter of 2015.

Net interest and other income for the third quarter of 2015 was $0.8 million, compared with $1.1 million in the second quarter of 2015.

Net profit in the third quarter of 2015 was $42,000 compared with a net loss of $3,000 the second quarter of 2015.

AXT, Inc. Announces Third Quarter 2015 Results

October 29, 2015

Management Qualitative Comments

"Our business has continued to evolve as a direct reflection of the transformation in our industry," said Morris Young, chief executive officer.  "We are seeing a growing shift within our revenue base towards indium phosphide, which has surpassed both semi-insulating gallium arsenide and semi-conducting gallium arsenide as the single largest segment of substrates in our sales composition.  Its growth as a percentage of our revenues has had a favorable effect on our results.  This was evident in Q3 as softness in other parts of our business caused us to fall short of our revenue guidance, but we outperformed our bottom line guidance to achieve break even profitability.  We continue to actively invest in our future through focused R&D, technology M&A and the upgrade of our manufacturing infrastructure. We believe we are making the right investments to maximize our business opportunity and drive increased value for our shareholders."

Conference Call

The company will host a conference call to discuss these results today at 1:30 p.m. PT. The conference call can be accessed at (719) 457-2083 (passcode 968071). The call will also be simulcast on the Internet at www.axt.com. Replays will be available at (719) 457-0820 (passcode 968071) until November 5, 2015. Financial and statistical information to be discussed in the call will be available on the company's website immediately prior to commencement of the call. Additional investor information can be accessed at http://www.axt.com or by calling the company's Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT designs, develops, manufactures and distributes high-performance compound and single element semiconductor substrates comprising gallium arsenide (GaAs), indium phosphide (InP) and germanium (Ge) through its manufacturing facilities in Beijing, China.  In addition, AXT maintains its sales, administration and customer service functions at its headquarters in Fremont, California.  The company’s substrate products are used primarily in lighting display applications, wireless communications, fiber optic communications and solar cell. Its vertical gradient freeze (VGF) technique for manufacturing semiconductor substrates provides significant benefits over other methods and enabled AXT to become a leading manufacturer of such substrates. AXT has manufacturing facilities in China and invests in joint ventures in China producing raw materials. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc.
4281 Technology Drive
Fremont, CA 94538
Tel: 510.683.5900
Fax: 510.353.0668
www.axt.com.

AXT, Inc. Announces Third Quarter 2015 Results

October 29, 2015

Safe Harbor Statement

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including, for example, statements regarding the market demand for our products, our market opportunity, and our expectations with respect to our business prospects. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include but are not limited to: overall conditions in the markets in which the company competes; global financial conditions and uncertainties; policies and regulations in China; market acceptance and demand for the company’s products; the impact of factory closures or other events causing delays by our customers on the timing of sales of our products; our ability to control costs, our ability to utilize our manufacturing capacity; product yields and their impact on gross margins; and other factors as set forth in the company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission.  Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

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FINANCIAL TABLES TO FOLLOW

AXT, Inc. Announces Third Quarter 2015 Results

October 29, 2015

AXT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue	$18,371	$23,138	$59,445	$63,932
Cost of revenue	13,766	17,820	45,706	51,736
Gross profit	4,605	5,318	13,739	12,196

Operating expenses:
Selling, general and administrative	3,659	3,505	12,685	10,629
Research and development	1,657	1,160	4,287	2,922
Restructuring charge	—	—	—	907
Total operating expenses	5,316	4,665	16,972	14,458
Income (loss) from operations	(711)	653	(3,233)	(2,262)
Interest income, net	102	106	307	360
Equity in earnings of unconsolidated joint ventures	167	390	777	1,502
Other income (expense), net	496	(236)	1,755	250

Income (loss) before provision for income taxes	54	913	(394)	(150)
Provision for income taxes	7	43	334	254
Net income (loss)	47	870	(728)	(404)

Less: Net income attributable to noncontrolling interest	(5)	(226)	(257)	(673)
Net income (loss) attributable to AXT, Inc.	$42	$644	$(985)	$(1,077)

Net income (loss) attributable to AXT, Inc. per common share:
Basic	$(0.00)	$0.02	$(0.03)	$(0.04)
Diluted	$(0.00)	$0.02	$(0.03)	$(0.04)

Weighted average number of common shares outstanding:
Basic	31,988	32,504	32,262	32,416
Diluted	31,988	32,738	32,262	32,416

AXT, Inc. Announces Third Quarter 2015 Results

October 29, 2015

AXT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30,	December 31,
	2015	2014
Assets:
Current assets
Cash and cash equivalents	$26,185	$28,814
Short-term investments	8,551	12,340
Accounts receivable, net	17,110	17,864
Inventories	38,087	38,574
Related party notes receivable - current	—	171
Prepaid expenses and other current assets	3,619	5,430
Total current assets	93,552	103,193

Long-term investments	10,713	7,783
Property, plant and equipment, net	32,346	33,862
Related party notes receivable - long-term	1,813	1,704
Other assets	14,721	14,975

Total assets	$153,145	$161,517

Liabilities and stockholders' equity:
Current liabilities
Accounts payable	$5,959	$7,137
Accrued liabilities	5,513	7,634
Total current liabilities	11,472	14,771

Long-term portion of royalty payments	1,294	1,725
Other long-term liabilities	345	333
Total liabilities	13,111	16,829

Stockholders' equity:
Preferred stock	3,532	3,532
Common stock	32	32
Additional paid-in capital	194,381	195,419
Accumulated deficit	(69,378)	(68,393)
Accumulated other comprehensive income	5,166	7,673
Total AXT, Inc. stockholders' equity	133,733	138,263

Noncontrolling interest	6,301	6,425
Total stockholders' equity	140,034	144,688

Total liabilities and stockholders' equity	$153,145	$161,517